Exhibit 99.6

NOMINEE HOLDER CERTIFICATION

The undersigned, a broker, dealer, custodian bank, trustee, depositary or other nominee holder of subscription rights (the “Rights”) to purchase Units (each, a “Unit”) consisting of one ordinary share, no par value per share (“Ordinary Share”) and one warrant to purchase one Ordinary Share (the “Warrant”) of IceCure Medical Ltd. (the “Company”), pursuant to the rights offering (the “Rights Offering”) described and provided for in the Company’s prospectus dated [●] 2025 (the “Prospectus”), hereby certifies to the Company and Broadridge Corporate Issuer Solutions, LLC, as subscription and information agent for the Rights Offering, that:

(1)	the undersigned has exercised, on behalf of the beneficial owners thereof (which may include the undersigned), the number of Rights to purchase the number of Units specified below pursuant to the Basic Subscription Right (as defined in the Prospectus) and, on behalf of beneficial owners of Rights who have subscribed for the purchase of additional Units pursuant to the Over-Subscription Right (as defined in the Prospectus), the number of Units specified below pursuant to the Over-Subscription Right, listing separately below each such exercised Basic Subscription Right and the corresponding Over-Subscription Right (without identifying any such beneficial owner); and

(2)	to the extent a beneficial owner has elected to subscribe for Units pursuant to an Over-Subscription Right, each such beneficial owner’s Basic Subscription Right has been exercised in full.

Number of Ordinary Shares Owned on the Record Date	Number of Units Subscribed for Pursuant to Basic Subscription Right	Number of Units Subscribed for Pursuant to Over-Subscription Right
1.
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6.
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8.
9.

Provide the following information if applicable:

Name of Nominee Holder	Depository Trust Company (“DTC”) Participant Number

By: _____________________________________
Name: ___________________________________	DTC Basic Subscription Confirmation Number(s)
Title: ____________________________________
Phone Number: ___________________________
Fax Number: _____________________________

Dated: __________________________________